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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                               DECEMBER 13, 1995
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                           FERROFLUIDICS CORPORATION
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               (Exact name of registrant as specified in charter)


          MASSACHUSETTS                 0-10734               02-0275185
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 (State or other jurisdiction  (Commission file number)      (IRS employer
      of incorporation)                                   identification no.)


                 40 SIMON STREET, NASHUA, NEW HAMPSHIRE  03061
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              (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (603) 883-9800
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            There are 3 pages in this Report, including exhibits.
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Item 4. Changes in Registrant's Certifying Accountant
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        On December 13, 1995, the Company engaged Ernst & Young LLP as the independent accountants to examine and report upon the Company's financial statements for the current fiscal year ending June 30, 1996. For the fiscal year ended June 30, 1995 and several years prior thereto, Coopers & Lybrand LLP had examined and reported upon the Company's financial statements and had served as the Company' s independent accountants.

        The change in accountants followed a decision by management and the Audit Committee, approved by the Board of Directors, that it was in the interest of the Company to periodically review the relationship between the Company and its independent accounting firm with respect to services provided and fees charged. The Audit Committee solicited and received proposals from, and interviewed, Ernst & Young LLP, Coopers & Lybrand LLP and another major accounting firm concerning audit and certain tax services to be provided during the current fiscal year, prior to making the decision to terminate the engagement of Coopers & Lybrand LLP and to engage Ernst & Young LLP.

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                                 SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 FERROFLUIDICS CORPORATION



Date: December 14, 1995          By: /s/ Paul F. Avery, Jr.
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                                     Paul F. Avery, Jr.
                                     Chief Executive Officer